Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 30, 2019, among Performance Food Group, Inc. (the “Issuer”), PFGC, Inc. (the “Parent”), each of the subsidiaries of the Parent identified as a “Guaranteeing Subsidiary” on the signature page of this Supplemental Indenture (and, together with the Parent, the “Guaranteeing Entities”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, PFG Escrow Corporation, a Delaware corporation (the “Escrow Issuer”), has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 27, 2019, providing for the Escrow Issuer’s issuance of 5.500% Senior Notes due 2027, initially in the aggregate principal amount of $1,060,000,000 (the “Notes”);

WHEREAS, Section 4.17 of the Indenture provides that following satisfaction of the Escrow Conditions, the Escrow Issuer will merge with and into the Issuer, with the Issuer surviving, and the Issuer, the Parent and the Guaranteeing Subsidiaries will execute a supplemental indenture whereby the Issuer will assume all of the Escrow Issuer’s obligations and rights under the Indenture and the Parent and the Guaranteeing Subsidiaries will become Guarantors under the Indenture;

WHEREAS, on the date hereof, the Escrow Issuer is merging with and into the Issuer with the Issuer being the surviving Person of such merger (the “Merger”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Entities and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.          CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          ASSUMPTION OF OBLIGATIONS. Effective upon consummation of the Merger, the Issuer, pursuant to Section 4.17 of the Indenture, hereby expressly assumes and agrees to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Escrow Issuer under the Indenture and the Notes. The Issuer hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes and agrees that it shall be a Successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Notes.

3.          CERTAIN DEFINED TERMS. The definition of the term “Issuer” in the Indenture and (ii) in the Notes, is hereby amended and restated in its entirety to read:

“Issuer” means Performance Food Group, Inc., a Colorado corporation.

All references in the Indenture to the “Issuer” shall refer to Performance Food Group, Inc.

4.          AGREEMENT OF THE GUARANTORS TO GUARANTEE. Each of the Guaranteeing Entities hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture, including, but not limited to, Article 10 thereof.

5.          NO RECOURSE AGAINST OTHERS. No past, present, or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, or any of their direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

6.          EXECUTION AND DELIVERY. Each of the Guaranteeing Entities agrees that the Guarantees are and shall remain in full force and effect.

7.          NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN PERSONAM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, ASSETS AND REVENUES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

8.          COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

9.          EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10.        THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guaranteeing Entities.

11.        CUSIP NUMBERS. The Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. In connection with the execution and delivery of this Supplemental Indenture, the Issuer (i) will provide new CUSIP numbers, (ii) if required by the Depositary, will issue and duly execute new Notes which are printed with such new CUSIP numbers in accordance with the terms of the Indenture in exchange for the existing Notes, (iii) if new Notes are issued in accordance with clause (ii), will direct the Trustee to authenticate such new Notes in accordance with the terms of the Indenture and to provide such new CUSIP numbers to the Depositary, and will direct the Trustee to cancel the existing Notes and (v) will otherwise comply with the requirements of the Depositary.

12.        The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guaranteeing Entities, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Guaranteeing Entities by action or otherwise, (iii) the due execution hereof by the Issuer and the Guaranteeing Entities or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: December 30, 2019

PERFORMANCE FOOD GROUP, INC.
PFGC, INC.
AFFLINK HOLDING CORPORATION
AFFLINK, LLC
CONTINENTAL CONCESSION SUPPLIES, LLC
EBY-BROWN TRANSPORTATION, LLC
FOODSERVICE PURCHASING GROUP, LLC
FOX RIVER FOODS, INC.
FRF TRANSPORT, INC.
INSTITUTION FOOD HOUSE, INC.
KENNETH O. LESTER COMPANY, INC.
LIBERTY DISTRIBUTION COMPANY, LLC
NDA MARKETING, INC.
OHIO PIZZA PRODUCTS, LLC
OLD HICKORY LOGISTICS, LLC
PERFORMANCE TRANSPORTATION, LLC
PFG PFS, LLC
PFG SPECIALTY, INC.
PFG TRANSCO, INC.
PFST HOLDING CO.
T.F. KINNEALEY & CO., INC.
VEND CATERING SUPPLY, LLC
VISTAR TRANSPORTATION, LLC
REINHART FOODSERVICE, L.L.C.
MISSISSIPPI VALLEY FREIGHT SERVICE, LLC
REINHART LOUISIANA HOLDINGS, L.L.C.
REINHART FOODSERVICE LOUISIANA, L.L.C.
REINHART TRANSPORTATION, LLC

By:	/s/ George P. Hearn
Name: George P. Hearn
Title: Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

EBY-BROWN COMPANY, LLC

By:	/s/ Richard W. Wake
Name: Richard W. Wake
Title: President and Treasurer

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

[Signature Page to First Supplemental Indenture]